Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-222848) of Pyxis Tankers Inc., and
(2)	Registration Statement (Form F-3 No. 333-222160) of Pyxis Tankers Inc.;

of our report dated March 29, 2019, with respect to the consolidated financial statements and schedule of Pyxis Tankers Inc. included in this Annual Report (Form 20-F) of Pyxis Tankers Inc. for the year ended December 31, 2018.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 29, 2019